UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2008

CTI INDUSTRIES CORPORATION

(Exact name of registrant as specified in its charter)

Illinois	0-23115	36-2848943
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

22160 North Pepper Road, Barrington, IL	60010
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (847) 382-1000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item No. 1.01 - Entry in to a Material Definitive Agreement

On February 1, 2008, Registrant entered into a Supply and License Agreement (“Agreement”) with S.C. Johnson & Son, Inc. (“SC Johnson”), a copy of which is filed as Exhibit 10.1 to this report. The Agreement provides for Registrant to manufacture and sell to SC Johnson, or its designee, certain products to be sold under SC Johnson's ZipLoc® Brand name. The Agreement is for an initial term expiring on June 30, 2011 and provides for two renewal terms of two years each, at the option of SC Johnson. The Agreement does not include a commitment on the part of SC Johnson to purchase any specific quantities of the products.

The Agreement includes various representations and warranties, and covenants, on the part of both parties, provisions for termination on default, provisions under which SC Johnson may receive a non-exclusive license under certain patent rights of Registrant, and provisions regarding joint improvements developed by the parties. Further, Registrant has agreed that, during the term of the Agreement, Registrant will not manufacture or sell, or license, the products covered by the Agreement terms to anyone other than Johnson, excepting Registrant’s ZipVac™ line of products and certain storage bags.

Item No. 9.01 - Exhibit

The following exhibit is attached hereto:

Exhibit No.	Exhibit

10.1	Supply and License Agreement*

*Registrant has requested confidential treatment with respect to portions of this exhibit and redacted such portions from the attached Exhibit. The locations in the Exhibit of the redacted portions are indicated by an asterisk. In the event that the Securities and Exchange Commission should deny such request in whole or in part, such exhibit or the relevant portions thereof shall be filed by amendment to this Current Report on Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTI Industries Corporation (Registrant)

Date: February 6, 2008	By:	/s/ Stephen M. Merrick
Stephen M. Merrick
Executive Vice President

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